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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 3, 2003, with respect to the financial statements and schedule of Carmike Cinemas, Inc. included in Amendment No. 5 to the Registration Statement on Form S-1 No. 333-90028 dated January 23, 2004 and related Prospectus of Carmike Cinemas, Inc. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 No. 333-90028 incorporated in this Registration Statement by reference.


                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
January 30, 2004